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[INTERVOICE BRITE LETTERHEAD]

                                                                   PRESS RELEASE
22-02

                 INTERVOICE-BRITE CLOSES FINANCIAL TRANSACTIONS

DALLAS, TEXAS, MAY 30, 2002 - InterVoice-Brite (NASDAQ:INTV) is pleased to announce that funding under the three financing transactions announced earlier today has been completed. Please see the Company's Form 8-K filed today with the Securities and Exchange Commission for a full description of the financing transactions.


ABOUT INTERVOICE-BRITE


InterVoice-Brite is a leading global provider of voice-enabled information solutions, collaboration and e-business applications and outsourcing services for enterprises and network service providers. The Company operates in two global divisions, each focusing on a separate marketplace. iVB Network Solutions provides prepaid services, voicemail, unified messaging, short messaging services (SMS), service platforms and speech-enabled applications for network operators marketed under the Omvia(TM) product name. iVB Enterprise Solutions' OneVoice(R) product family offers speech-enabled IVRs, multimedia portals, interactive alerts and wireless application gateways that enable enterprises to provide valued information to partners, customers and employees. Both divisions also provide their products and services on an outsourcing basis as an Application Service Provider. For more information, visit www.intervoice-brite.com.